EXHIBIT 10.8

                                                                        CHRISTIE
                                                                  ELECTRIC CORP.
--------------------------------------------------------------------------------

                             CHRISTIE ELECTRIC CORP.
                             -----------------------

                              DISTRIBUTOR AGREEMENT
                              ---------------------
                              (WITH EXCLUSIVE AREA)

                                TABLE OF CONTENTS
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
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
    1    APPOINTMENT . . . . . . . . . . . .  1
  1.1    Territorial Exclusions. . . . . . .  1
  1.2    Exclusivity . . . . . . . . . . . .  1
  1.3    Changes to Territory. . . . . . . .  2
    2    OBLIGATIONS OF MANUFACTURER . . . .  2
  2.1    Manufacture of Products . . . . . .  2
  2.2    Training. . . . . . . . . . . . . .  2
  2.3    Documentation . . . . . . . . . . .  2
  2.4    Product Warranty. . . . . . . . . .  2
2.4.1    Warranty Remedies . . . . . . . . .  2
2.4.2    Limitations . . . . . . . . . . . .  3
    3    OBLIGATIONS OF DISTRIBUTOR. . . . .  3
  3.1    Generally . . . . . . . . . . . . .  3
  3.2    Conduct of Business and Expenses. .  3
  3.3    Sales Outside Territory . . . . . .  4
  3.4    Product Purchase Requirements . . .  4
  3.5    Minimum Stocking Requirements . . .  4
  3.6    Warranty Service; Repair and Rework  4
  3.7    Training. . . . . . . . . . . . . .  5
  3.8    Reporting Requirements. . . . . . .  5
3.8.1    General Reporting . . . . . . . . .  5
3.8.2    Annual Reports. . . . . . . . . . .  5
3.8.3    Quarterly Reports . . . . . . . . .  5
  3.9    Inspection. . . . . . . . . . . . .  5
 3.10    Indemnification . . . . . . . . . .  5
 3.11    Insurance . . . . . . . . . . . . .  6
    4    ORDERING AND SHIPMENT OF PRODUCTS .  6
  4.1    Purchase Orders . . . . . . . . . .  6
  4.2    Price of Products . . . . . . . . .  6
  4.3    Terms and Conditions. . . . . . . .  6
  4.4    Payment Requirements. . . . . . . .  7
  4.5    Delivery; Risk of Loss. . . . . . .  7
  4.6    Nonconforming Shipments . . . . . .  7
  4.7    Rebates . . . . . . . . . . . . . .  7
    5    INTELLECTUAL PROPERTY MATTERS . . .  7
  5.1    Trademarks. . . . . . . . . . . . .  7
5.1.1    Use . . . . . . . . . . . . . . . .  7

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
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

 5.1.2    Approval of Representation. . . . . . . . .   8
 5.1.3    Trademarks on Products. . . . . . . . . . .   8
   5.2    Proprietary Information . . . . . . . . . .   8
   5.3    Conflicts of Interest; Competitive Products   8
   5.4    Infringement. . . . . . . . . . . . . . . .   8
     6    TERM AND TERMINATION. . . . . . . . . . . .   9
   6.1    Term. . . . . . . . . . . . . . . . . . . .   9
   6.2    Termination Without Cause . . . . . . . . .   9
   6.3    Termination for Cause . . . . . . . . . . .   9
   6.4    Consequences of Termination . . . . . . . .   9
   6.5    No Liability. . . . . . . . . . . . . . . .   9
     7    MISCELLANEOUS . . . . . . . . . . . . . . .  10
   7.1    Relationship of Parties . . . . . . . . . .  10
   7.2    Foreign Corrupt Practices . . . . . . . . .  10
   7.4    Notices . . . . . . . . . . . . . . . . . .  10
   7.5    Time. . . . . . . . . . . . . . . . . . . .  11
   7.6    Force Majeure . . . . . . . . . . . . . . .  11
   7.7    Waiver. . . . . . . . . . . . . . . . . . .  11
   7.8    Assignment. . . . . . . . . . . . . . . . .  11
   7.9    Successors. . . . . . . . . . . . . . . . .  11
  7.10    Applicable Law; Severability. . . . . . . .  11
  7.11    Controversy . . . . . . . . . . . . . . . .  12
7.11.1    Exclusivity . . . . . . . . . . . . . . . .  12
7.11.2    Decision by Arbitrators . . . . . . . . . .  12
7.11.3    Costs and Expenses. . . . . . . . . . . . .  12
7.11.4    Judicial Action . . . . . . . . . . . . . .  12
  7.12    Entire Agreement. . . . . . . . . . . . . .  12
  7.13    Counterparts. . . . . . . . . . . . . . . .  12




                                LIST OF EXHIBITS

EXHIBIT  A  -  PRODUCTS
EXHIBIT  B  -  MARKETS  AND  EXCLUSIVE  AREA
EXHIBIT  C  -  EXCLUDED  COUNTRIES
EXHIBIT  C-1  -  DISTRIBUTOR/REPRESENTATIVES  WITH  EXCLUSIVE  TERRITORIES
EXHIBIT  C-2  -  EXCLUSIVE  TERRITORIES
EXHIBIT  D  -  MINIMUM  PURCHASE  AND  STOCKING  REQUIREMENTS
EXHIBIT  E  -  PRODUCT  PRICES
EXHIBIT  F  -  DISCOUNTS
EXHIBIT  G  -  REBATE  TERMS  AND  CONDITIONS

                                        ii

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                              DISTRIBUTOR AGREEMENT
                              ---------------------
                              (WITH EXCLUSIVE AREA)

          This DISTRIBUTOR AGREEMENT (this "AGREEMENT") is made and entered into as of this first day of January, 1998, by and between CHRISTIE ELECTRIC CORP., a California corporation ("MANUFACTURER"), and ENERTEC, a ("DISTRIBUTOR").

                                R E C I T A L S:

          A. Manufacturer is engaged in the business of manufacturing and selling, among other things, those certain products including battery chargers/analyzers, power supplies and accessories, all as more particularly described in Exhibit A attached hereto (collectively, the "PRODUCTS").

          B. Distributor possesses technical experience and a marketing organization for the promotion, sale and service of the Products in the geographic region described herein.

          C. Manufacturer desires to utilize Distributor's expertise and experience and to appoint Distributor as its distributor of the Products, and Distributor desires to accept such distributorship, for the consideration and on the terms and conditions hereinafter set forth.

          NOW,  THEREFORE,  the  parties  hereto  do  hereby  agree  as follows:

     1. APPOINTMENT. Subject to the remaining provisions of this Agreement, Manufacturer hereby appoints Distributor as its authorized distributor of the Products for the markets identified in Exhibit B hereto (the "MARKETS") within the territory (collectively, the "TERRITORY") consisting of (a) the entire world with the exception of the geographical areas and markets described in Section
1.1 below (the "NON-EXCLUSIVE AREA") and (b) the geographical areas identified in Exhibit B attached hereto (the "EXCLUSIVE AREA"), and Distributor hereby accepts such appointment, on the basis of each and all of the covenants, agreements, terms and conditions of this Agreement.

          1.1 Territorial Exclusions. Manufacturer reserves to itself the exclusive right to market and sell the Products in or to the geographical areas described in Exhibit C attached hereto (the "EXCLUDED COUNTRIES") and to the United States, or any agency or instrumentality thereof or any contractor or subcontractor with respect to a project of any of the foregoing (collectively, the "US GOVERNMENT"), and to appoint distributors or representatives to do so. Distributor acknowledges and agrees that the Excluded Countries and the US Government shall be deemed excluded from the definition of "Territory" hereunder and that Distributor shall not be entitled to any commission, discount or any other compensation on account of any Product sales in or with respect to any of the Excluded Countries or the US Government.

          1.2 Exclusivity. Distributor acknowledges that its appointment under Section 1 hereof is exclusive with respect to the Exclusive Area and non-exclusive with respect to the Non-Exclusive Area. Accordingly, except as provided in this Section 1, Manufacturer agrees that during the term of this Agreement, (a) Manufacturer will not directly or indirectly distribute or sell any of the Products in, for shipment to or (to the best of its ability) for resale at wholesale in the Exclusive Area, (b) Manufacturer will not appoint any other distributor or sales representative to do so and (c) Manufacturer will refer exclusively to Distributor all orders for Products received by Manufacturer from any customer within the Exclusive Area. Notwithstanding the foregoing, if Distributor fails to perform its obligations under Section 3.4 hereof, then, in addition to any other rights or remedies provided hereunder, at law or in equity, Manufacturer may declare Distributor's appointment under
Section 1 hereof to be non-exclusive. In such event, Manufacturer may appoint other persons to be non-exclusive distributors within the Exclusive Area on terms no more favorable than those contained herein, and shall also have the right itself to distribute and sell the Products in the Exclusive Area.

          1.3 Changes to Territory. Manufacture reserves the right, from time to time upon one hundred twenty (120) days' notice to Distributor, to modify the Territory, including the right to amend Exhibit C to exclude additional geographic regions, all as Manufacturer may, in the exercise of its sole discretion, deem appropriate.

     2.     OBLIGATIONS  OF  MANUFACTURER

          2.1 Manufacture of Products. Manufacturer shall use reasonable efforts to maintain the necessary manufacturing capability to fill all orders for Products received from Distributor and accepted pursuant to the provisions of this Agreement. In the event of a Product shortage for any reason, Manufacturer shall have the right to allocate or apportion available Products among its customers as Manufacturer, in the exercise of its discretion, deems appropriate, without incurring any liability to Distributor. Manufacturer reserves the right to add to, modify, alter, improve or change the manufacture or sale of any or all of the Products upon thirty (30) days' prior notice to Distributor and to discontinue the manufacture or sale of any or all of the Products upon one hundred twenty (120) days' prior notice to Distributor.

          2.2 Training. Manufacturer shall make available on a quarterly basis, a tuition free sales and technical product training and instruction session in English for Distributor's employees at Manufacturer's facility and scheduled at least thirty (30) days in advance. Distributor shall bear all expenses, including without limitation transportation, food and lodging expenses, incurred by Distributor's employees during the training period.

          2.3 Documentation. Manufacturer shall furnish Distributor with such quantities of English language service manuals, user manuals, catalogs, drawings, specifications, technical information, promotional material and other information and literature as Manufacturer in its discretion shall deem appropriate to assist Distributor in the effective distribution, marketing and sale of Products within the Territory.

          2.4 Product Warranty. Manufacturer warrants that the Products delivered to Distributor hereunder shall be free from defects in material and workmanship under normal use and service and shall conform to Manufacturer's published specifications, for a period of eighteen (18) months from the date of shipment to Distributor.

               2.4.1 Warranty Remedies. Distributor's exclusive remedy under the warranty provided by this Section 2.4 shall be to obtain the repair or replacement, at Manufacturer's discretion and in accordance with the provisions of this Section 2.4.1, of any Product which does not conform to such warranty. Distributor shall provide prompt written notice to Manufacturer stating the nature and date of the defect and serial number and date code of the subject Product, and shall comply with such additional procedural requirements as Manufacturer shall prescribe from time to time. In response to any such notice, Manufacturer shall (a) reimburse Distributor for parts necessary to repair any Product determined by Manufacturer to be defective (or supply such parts to Distributor, free of charge), if repairable by Distributor, or (b) provide Distributor with a return authorization number, pursuant to Manufacturer's return sales policy, if Distributor is not capable of repairing any such defective Product. Distributor shall bear all shipping, customs and clearance charges incurred in returning any defective or non-conforming Products or parts to Manufacturer should Manufacturer request their return. Manufacturer shall

                                      -2-
bear all shipping, customs and clearance charges incurred in shipping to Distributor the repaired or replacement parts or Products, and shall reimburse
Distributor for all shipping, customs and clearance charges incurred by Distributor in returning to Manufacturer any Products determined by Manufacturer to be defective. Repair or replacement of defective parts or Products returned after the warranty period specified above shall be charged to Distributor at Manufacturer's then-current prices, and Distributor shall pay all shipping, customs and clearance charges arising from any shipment of such replacement parts or Products.

               2.4.2 Limitations. EXCEPT AS EXPRESSLY STATED HEREIN, THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, PERTAINING TO THE PRODUCTS SOLD UNDER THIS AGREEMENT. MANUFACTURER DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL MANUFACTURER BE LIABLE TO DISTRIBUTOR, IT AGENTS, REPRESENTATIVES, EMPLOYEES, CUSTOMERS OR ANY OTHER THIRD PARTY, FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF USE, LOSS OF REVENUE OR LOSS OF PROFIT, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR THE EXISTENCE, FURNISHING OR FUNCTIONING OF ANY ITEM OR SERVICES PROVIDED FOR IN THIS AGREEMENT OR FROM ANY OTHER CAUSE, INCLUDING WITHOUT LIMITATION CLAIMS BY THIRD PARTIES, EVEN IF MANUFACTURER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. MANUFACTURER'S SOLE LIABILITY OF ANY KIND, WHETHER ON WARRANTY, CONTRACT OR NEGLIGENCE GROUNDS, WITH RESPECT TO THE PRODUCTS FURNISHED UNDER THIS AGREEMENT SHALL BE LIMITED TO THE REPAIR OR REPLACEMENT OF ANY DEFECTIVE PARTS; PROVIDED, HOWEVER, THAT (A) MANUFACTURER'S WARRANTY SHALL NOT EXTEND TO ALTERED EQUIPMENT OR CONSUMABLE PARTS AND (B) MANUFACTURER SHALL BE UNDER NO OBLIGATION TO MAKE REPAIRS OR PROVIDE
REPLACEMENTS NECESSITATED IN WHOLE OR IN PART BY CATASTROPHE, FAULT OR NEGLIGENCE OF THE USER OR ANY THIRD PARTY, IMPROPER OR UNAUTHORIZED INSTALLATION OR USE OF PRODUCTS, USE OF PRODUCTS IN A MANNER FOR WHICH THEY WERE NOT DESIGNED OR INTENDED OR BY CAUSES EXTERNAL TO THE SUBJECT PRODUCT, INCLUDING WITHOUT
LIMITATION  SHIPPING  DAMAGE  OR  POWER  FAILURE.

     3.     OBLIGATIONS  OF  DISTRIBUTOR

          3.1 Generally. Distributor shall at all times at its own cost and expense use its best efforts and all due diligence energetically and aggressively to develop the Exclusive Area, to promote the sale of the Products therein and to enhance the reputation and goodwill associated with the Products. In connection therewith, Distributor shall maintain facilities suitable for performance of all its obligations hereunder; shall provide aggressive, dedicated, continuous representation within the Exclusive Area by means of actual sales personnel contact with existing and prospective customers of the Products in the Exclusive Area; shall hire and maintain a sales staff (or contract with sales representatives) sufficient in number, qualifications and training to aggressively promote and market the Products in the Exclusive Area; shall actively promote the Products in advertising, direct mail and trade shows, in each case in, and directed to customers in, the Exclusive Area; and shall promptly follow up on all leads provided by Manufacturer with respect to customers in the Exclusive Area, providing Manufacturer with copies of all relevant communications.

          3.2 Conduct of Business and Expenses. Distributor shall conduct its business consistent with the provisions of this Agreement and all applicable laws which may in any way relate to the importation, sale or distribution of the Products in the Territory. Distributor shall maintain in effect at all times

                                      -3-
the necessary registrations with any and all governmental agencies, commercial registries, chambers of commerce and other offices which may be required under local law in order to conduct commercial business in the Territory. Distributor shall be responsible for all expenses incurred in connection with the operation of its business and its activities hereunder, including without limitation all expenses for appropriate and customary advertising, promotional items and trade shows, and all communication, travel and accommodations; and shall be responsible for all acts, omissions and expenses of its officers, agents, employees and representatives.

          3.3 Sales Outside Territory. In no event shall Distributor directly or indirectly distribute or sell any of the Products in or to, or for shipment to or (to the best of its ability) for resale in, the Excluded Countries or the US Government, or otherwise outside the Territory or the Markets, in each case, without either the prior written consent of Manufacturer or, in the case of sales to customers in an Excluded Country, a written agreement providing adequate compensation for the sales representative or distributor for such Excluded Country (as listed in Exhibit C hereto). Without limiting the applicability of the foregoing, in the event Distributor directly or indirectly sells any Products to the US Government or to a customer in any Excluded Country without the prior written consent of Manufacturer (or alternatively, in the case of sales to customers in an Excluded Country, a written agreement with the respective sales representative or distributor), then, in addition to any remedies available to Manufacturer at law or in equity
(a) the sale of such Products will not count toward Distributor's Rebate (as defined in Section 4.7 hereof); (b) Manufacturer may, at its option, either (i) refuse to supply any such Products to Distributor or (ii) (A) in the case of sales to the US Government, charge Distributor a 25% surcharge on such Products (based on Net Purchase Price), (B) in the case of sales to a customer in an Excluded Country with a sales representative (as indicated in Exhibit C), require Distributor to pay to Manufacturer the full commission payable to the relevant sales representative for such Excluded Country, as invoiced by Manufacturer to Distributor and to be paid by Manufacturer directly to such sales representative, and (C) in the case of sales to a customer in an Excluded Country with a distributor (as indicated in Exhibit C), require Distributor to pay to Manufacturer a 25% surcharge on such Products (based on Net Purchase
Price), as invoiced by Manufacturer to Distributor and to be paid by Manufacturer directly to the distributor for such Excluded Country; and (c)
Manufacturer may, at its option, terminate this Agreement on 10 days' notice under Section 6.2 hereof. Distributor acknowledges and agrees that the provisions of this Section 3.3, including the payment of the amounts described in clause (ii) above, are reasonable and necessary to maintain an orderly system of product distribution and to adequately compensate Manufacturer or the respective sales representatives or distributors, as the case may be, for marketing efforts and aftermarket support and service attributable to such sale.

          3.4 Product Purchase Requirements. Distributor shall order and purchase from Manufacturer no less than the quantities of Products set forth in Exhibit D attached hereto and such additional quantities of Products as Manufacturer may reasonably prescribe for periods following the first year of the term of this Agreement. Distributor acknowledges that failure to satisfy such minimum purchase requirements shall constitute cause for termination of this Agreement in accordance with the provisions of Section 6.2 hereof.

          3.5 Minimum Stocking Requirements. Distributor agrees, during the continuance of this Agreement, to maintain a sufficient stocking level of the Products to fulfill adequately the requirements of all customers and prospective customers in the Territory. Distributor specifically agrees that it shall at all times maintain the minimum inventory levels specified in Exhibit D hereto. Distributor acknowledges that failure to satisfy such minimum inventory requirements shall constitute cause for termination of this Agreement in accordance with the provisions of Section 6.2 hereof.

          3.6 Warranty Service; Repair and Rework. Distributor shall maintain the facilities, spare parts and skilled personnel necessary to provide

                                      -4-
prompt repair and rework or warranty service for Products in the Exclusive Area. Distributor shall notify Manufacturer of any warranty claims which may come to Distributor's attention. Subject to the provisions of Section 2.4 hereof, Distributor shall be solely responsible for any warranty with respect to the Products made to Distributor's customers, and Distributor shall indemnify Manufacturer for any losses or damages suffered by Manufacturer in connection therewith. With respect to any warranty claims covered by Manufacturer's warranty, Distributor shall fully comply with the requirements of Section 2.4 hereof and the additional procedural requirements from time to time prescribed by Manufacturer, and Manufacturer shall have no obligation to recognize any such claims unless the prescribed procedures are fully complied with by Distributor.

          3.7 Training. Distributor shall, for each location from which it will be performing warranty or repair services, at all times maintain a minimum of one repair technician which has been certified by Manufacturer through a training course offered pursuant to Section 2.2 hereof, such certification to be effective for a period of three years from the granting thereof.

          3.8     Reporting  Requirements.

               3.8.1 General Reporting. Upon request of Manufacturer, Distributor shall furnish to Manufacturer accurate and complete written reports regarding its inventory levels and its sales and promotional activities with respect to the Products in the Territory. Distributor shall promptly report to Manufacturer all suspected Product defects or safety problems and all end-user complaints, and shall provide reports and supporting documentation with respect to any warranty service performed by Distributor.

               3.8.2 Annual Reports. Distributor shall furnish Manufacturer, no later than the first (1st) day of December of each year during the term of this Agreement, with (a) a current list of all products offered for sale by Distributor, including copies of all catalogs or other sales materials,
(b) a current list of all sales representatives, dealers and other authorized resellers of Distributor, including office addresses, (c) a written forecast of Product sales and purchase requirements for the upcoming calendar year, in sufficient detail (whenever possible) to show prospective customers, Product models, expected order dates and probability of receiving orders, (d) a list of showing customers designated by either Distributor or Manufacturer as target accounts for the upcoming calendar year (the "TARGET ACCOUNTS") and an outline of a marketing plan for pursuing such Target Accounts, and (e) such other information as Manufacturer may request.

               3.8.3 Quarterly Reports. Distributor shall furnish Manufacturer, no later than the tenth (10th) day of each calendar quarter during the term of this Agreement, with (a) a written report on all sales during the preceding calendar quarter, grouped by country, with supporting documentation,
(b) progress report with respect to any contracts involving sales of over $50,000 in the aggregate being pursued by Distributor, (c) an update on the forecasts and Target Account information delivered pursuant to clauses (c) and
(d) of Section 3.8.2 above, including in the case of Target Accounts, the customer name, Products presented and dates of presentations, (d) a written report on current inventory levels for the Products, and (e) such other information as Manufacturer may request.

          3.9 Inspection. Distributor shall permit Manufacturer and such of its agents, employees or representatives as it may designate to enter and examine Distributor's facilities and places of business and to inspect its inventories, service records and other relevant documents related to the Products at any reasonable time.

          3.10 Indemnification. Distributor shall indemnify, defend and hold harmless Manufacturer and Manufacturer's officers, directors, shareholders, affiliates, agents, representatives, employees, successors and assigns

                                      -5-

(collectively, the "RELATED PERSONS") from and against any and all liabilities, losses, damages, injuries, costs, expenses, causes of action, claims, suits, demands, legal proceedings, assessments and similar matters, including without limitation attorneys' fees, resulting from or arising out of (a) the failure of Distributor to fully and completely perform and comply with its obligations hereunder, (b) any use of the Products in combination with other products or components not furnished by Manufacturer or (c) any act or omission of Distributor or any of Distributor's Related Persons. Manufacturer shall have the right, in its sole discretion, to offset against any amounts due and payable to Distributor, any amounts due and payable to Manufacturer pursuant to this Section. In the event that any cause of action, claim, suit or other legal proceeding is brought against Distributor in connection with any of the Products, or the sale or use thereof, Distributor shall promptly notify Manufacturer thereof, Manufacturer may elect to defend such matter by counsel selected by Manufacturer and, in the event of such defense, Distributor shall fully cooperate with Manufacturer and its counsel.

          3.11 Insurance. Distributor shall obtain and maintain a policy of comprehensive business liability insurance, including without limitation public liability and property damage insurance, issued by an insurer and with limits of liability reasonably acceptable to Manufacturer. Such policy shall name Manufacturer as an additional insured and shall be cancelable only after thirty
(30) days' written notice to Manufacturer. Distributor shall from time to time furnish Manufacturer with a certificate of insurance evidencing such insurance.

     4.     ORDERING  AND  SHIPMENT  OF  PRODUCTS

          4.1 Purchase Orders. Each order by Distributor for shipment of Products shall be by firm purchase order in writing, with telexed or facsimile purchase orders confirmed within one (1) week, specifying (a) the Products ordered by Distributor, (b) the quantity of each Product to be purchased, (c) the Net Purchase Price of the Products ordered, (d) requested delivery dates, and (e) shipping instructions. Manufacturer may, at its option, accept any such purchase order in whole or in part by written acknowledgment of purchase order to Distributor or by actual delivery in accordance with the purchase order.

          4.2 Price of Products. The purchase price to be paid by Distributor for each type of Product, including all packaging and shipping materials (the "NET PURCHASE PRICE"), shall be calculated based on the general Product prices specified in Exhibit E attached hereto less any applicable discounts specified in Exhibit F attached hereto, as such Exhibits may be amended from time to time. Such prices and discounts may be adjusted by Manufacturer upon sixty (60) days' prior written notice to Distributor and shall be applicable to new purchase orders from Distributor received by Manufacturer after such date. All Product prices shall be exclusive of any applicable customs charges and duties; sales, use, privilege, excise and similar taxes; and transportation, rigging, drayage, handling charges, insurance costs and other expenses associated with the delivery of the items ordered to the destination specified by Distributor.

          4.3 Terms and Conditions. All Products purchased by Distributor shall be sold F.O.B. Manufacturer's facility and shall be subject to such additional terms and conditions of sale as shall be specified on the individual acknowledgment form or invoice form issued by Manufacturer in response to any order from Distributor. In the event of conflict between the terms of such individual acknowledgment form or invoice and the terms of this Agreement, the terms of this Agreement shall govern. Any other terms and conditions, including without limitation standard printed terms and conditions appearing on Distributor's purchase order form, shall be wholly inapplicable to this Agreement and to the individual orders hereunder.

                                      -6-

          4.4 Payment Requirements. Payment of the net invoice price for all Products purchased by Distributor shall be received by Manufacturer within forty-five (45) days after Manufacturer transfers finished goods to Distributor's designated carrier or freight forwarder. Each such payment shall be made in United States currency by bank transfer to such bank account as Manufacturer may from time to time designate in writing, and shall be accompanied by a remittance advice identifying the specific items paid. In the event that Distributor fails to pay Manufacturer in a timely manner as required by this Section 4.4, any unpaid balance shall be subject to a late charge at the rate of two percent (2%) per month for each month or portion thereof during which such payment is overdue or, if lower, the highest rate then permitted by applicable law. In addition, Manufacturer may, at its option, suspend all shipments to Distributor (including stoppage in transit), may require that future shipments be paid for in advance or may make any other credit arrangements satisfactory to Manufacturer in its sole discretion. Manufacturer's rights pursuant to this Section 4.4 shall be cumulative and without prejudice to Manufacturer's right to declare Distributor in default under this Agreement by reason of such delinquency, and Manufacturer shall have the right to avail itself of any and all other remedies to which it may be entitled hereunder, at law or in equity.

          4.5 Delivery; Risk of Loss. Delivery of any order hereunder shall be deemed to occur upon Manufacturer's transfer of the Products to the carrier or freight forwarder for shipment to Distributor. Title to and risk of loss of all Products sold hereunder shall pass to Distributor upon such delivery, and the risks of loss, damage or delay in transit shall be solely the responsibility and risk of Distributor. All claims for breakage and damage should be made to the carrier, but Manufacturer will render all reasonable assistance in securing satisfactory adjustment of such claims.

          4.6 Nonconforming Shipments. Manufacturer shall have no liability for any shortage or other discrepancy in any shipment of Products hereunder unless Distributor sends Manufacturer notice, within fifteen (15) days after actual receipt of the shipment at Distributor's facility, that the shortage or discrepancy existed when the shipment was received. In the event a shipment is nonconforming by reason of any defect in a Product contained in such shipment and the defect cannot reasonably be corrected by Distributor, Distributor shall so inform Manufacturer within such fifteen (15) day period, and Manufacturer shall undertake corrective action at its expense, unless the defect resulted from transit damage, damage following delivery or installation of the Products or Distributor's fault.

          4.7 Rebates. At the end of each calendar year during the term of this Agreement, Manufacturer shall provide to Distributor an annual rebate (the "REBATE") calculated pursuant to the rebate terms and conditions in Exhibit G hereto, as such terms and conditions may be amended by Manufacturer in its sole discretion for any calendar year upon thirty (30) days' written notice to Distributor prior to the start of such calendar year.

     5.     INTELLECTUAL  PROPERTY  MATTERS

          5.1 Trademarks. During the term of this Agreement, Manufacturer grants to Distributor the right to use the trademarks and trade names that Manufacturer may prescribe from time to time ("MANUFACTURER'S TRADEMARKS") only for the purpose of sales or sales promotion of the Products.
               5.1.1 Use. During the term of this Agreement, Distributor shall have the right to indicate to the public that it is an authorized distributor of Manufacturer's Products and to advertise (within the Territory) such Products under Manufacturer's Trademarks. Nothing herein shall grant Distributor any right, title or interest in Manufacturer's Trademarks. At no time during or after the term of this Agreement shall Distributor challenge or assist others to challenge Manufacturer's Trademarks or the registration thereof or attempt or assist to attempt to register any trademarks, marks or trade names confusingly similar to those of Manufacturer.

                                      -7-

               5.1.2 Approval of Representation. Unless they be exact copies, representations of Manufacturer's Trademarks that Distributor intends to use shall first be submitted to Manufacturer for approval (which shall not be unreasonably withheld) of design, color, and other details.

               5.1.3 Trademarks on Products. Distributor shall market and sell the Products without removing, adding to, or altering any labels, trade names, trademarks, notices, labels, serial numbers or other identifying marks, symbols or legends affixed to any of the Products or their containers or packages, without the prior written consent of Manufacturer, which consent may be withheld in Manufacturer's sole discretion.

          5.2 Proprietary Information. Distributor hereby acknowledges that certain of the information provided to Distributor by Manufacturer hereunder, including without limitation any software incorporated therein, Product drawings, specifications, technical information, customer contacts or lists and other information and literature, constitutes proprietary and confidential trade secret information of Manufacturer. Distributor shall not disclose any such trade secrets, directly or indirectly, or use them in any way, either during the term of this Agreement or at any time thereafter, without the prior written consent of Manufacturer. Any and all such trade secrets shall remain the sole and exclusive property of Manufacturer and shall be returned to Manufacturer immediately upon expiration or termination of this Agreement for any reason.

          5.3 Conflicts of Interest; Competitive Products. To avoid any conflict between its other business activities and its obligations to Manufacturer hereunder, Distributor shall not, during the term of this Agreement, without the prior written consent of Manufacturer, (a) solicit the sale of, promote the sale of, sell, exhibit for sale, distribute or manufacture any product competitive with or of like nature to any of the Products, (b) act as distributor, representative, agent, dealer or in any other capacity on behalf of the manufacturer, importer or distributor of any such competitive or similar product, (c) do any act to impair, prejudice or destroy the goodwill of Manufacturer or the relationship or dealing between Manufacturer and any customer or between Manufacturer and any of its employees or (d) assist any other person, firm or corporation in any such acts.

          5.4 Infringement. Manufacturer represents and warrants that all Products shall be free from claims of patent, copyright and trademark infringement under the laws of the United States or any of its states and shall indemnify and hold harmless Distributor from and against all required payments of compensation, settlement and royalties to any third party arising in connection with any suit, action or other proceeding against Distributor based on any claim of infringement of such laws. In the event of any suit, action or other proceeding against Distributor involving any claim of infringement based upon Distributor's sale of the Products, whether based on laws of the United States or any other country, Distributor shall promptly send Manufacturer copies of all papers served in such suit, action or other proceeding. At its option, Manufacturer may, at its sole cost and expense, defend all claims of infringement in any such suit, action or other proceeding. Distributor shall provide testimony and other evidence in any such suit, action or other proceeding, and shall otherwise cooperate with Manufacturer in any way necessary or desirable in order to permit Manufacturer successfully to defend such suit, action or other proceeding.

                                      -8-

     6.     TERM  AND  TERMINATION

          6.1 Term. Subject to the remaining provisions of this Section 6, the term of this Agreement shall commence on the date hereof, shall continue in effect until December 31, 1998, and shall continue thereafter for successive periods of one (1) calendar year each unless either party provides notice to the other party at least sixty (60) days prior to the expiration of the then current term of its election not to continue this Agreement upon expiration of such current term.

          6.2 Termination Without Cause. Ether party may terminate this Agreement in its entirety or with respect to any of the Products covered hereby at any time, without cause on a minimum of sixty (60) days' prior written notice from one party to the other.

          6.3 Termination for Cause. Manufacturer may terminate this Agreement effective immediately upon delivery of notice to Distributor in the event of the occurrence of any of the following: (a) Distributor's failure to perform or observe any material provision of this Agreement within thirty (30) days (ten (10) days in the case of a breach of Section 3.3) after receipt of written notice of default; (b) Distributor becomes bankrupt or insolvent or any agreement or court proceeding is initiated relating to Distributor's financial instability; (c) failure to maintain Distributor's account on a current basis and in accordance with Manufacturer's terms and conditions of sale; (d) failure by Distributor, within five (5) days following notification by Manufacturer, to replace with cash or a cashier's check, any check provided to Manufacturer by or on behalf of Distributor which has been returned from the bank on which the check was drawn without payment to Manufacturer; (e) conviction in any court of competent jurisdiction of Distributor or any principal officer or manager of Distributor, of any crime tending to affect adversely the ownership, operation, management, business or interest of Distributor or Manufacturer; (f) failure of Distributor to obtain or maintain any license or approval required by law; or
(g) any dispute, disagreement or controversy between or among partners, managers, officers or shareholders of Distributor which, in the opinion of Manufacturer, adversely affects the operation, management or business of Distributor and is not resolved within thirty (30) days after notice is given to Distributor by Manufacturer.

          6.4 Consequences of Termination. Upon the expiration or termination of this Agreement for any reason, (a) all sums which either party then owes to the other hereunder shall become immediately due and payable, (b) all remaining obligations of Manufacturer to make deliveries and sales hereunder shall immediately cease, (c) Distributor shall immediately discontinue any use of Manufacturer's Trademarks and any related marks or names, and shall cease to hold itself out as an authorized distributor of Manufacturer, (d) Distributor shall immediately return to Manufacturer all catalogs, drawings, specifications, technical information, promotional material and other information and literature concerning the Products as have previously been furnished to Distributor by Manufacturer, (e) Manufacturer may, at its option (i) require Distributor to immediately return to Manufacturer all Products, regardless of age or condition, then on hand and not subject to existing customer orders, subject to an obligation by Manufacturer to repurchase all new, unused and undamaged Products of current manufacture returned in their original containers at the purchase price paid by Distributor and all other returned Products of current manufacture at an amount equal to seventy percent (70%) of the price at which such Products were last offered to Distributor by Manufacturer or (ii) allow Distributor to continue selling such Products on hand for six (6) months after the date of termination and (g) the provisions of Sections 5.2 and 7.11 hereof shall survive and Distributor shall continue to perform and observe such provisions as if such termination had not occurred.

          6.5 No Liability. Manufacturer shall not be liable by reason of the termination, expiration or nonrenewal of this Agreement to Distributor for compensation, reimbursement or damages on account of any loss of prospective profits on anticipated sales or on account of expenditures, investment, leases,

                                      -9-
or other commitments relating to the business or goodwill of Distributor. Distributor agrees to indemnify Manufacturer from all claims of its agents, employees or representatives for similar compensation, reimbursement or damages.

     7.     MISCELLANEOUS

          7.1 Relationship of Parties. Manufacturer and Distributor each hereby acknowledges that it is an independent entity and is not subject to the control of the other party hereto in any manner except as specifically provided in this Agreement. Nothing herein shall be construed to make the parties hereto partners or joint venturers, or to render either party liable for any of the debts or obligations of the other party hereto.

          7.2 Foreign Corrupt Practices. Distributor represents that it has read and is familiar with the Foreign Corrupt Practices Act of 1977 and will comply with said act and is aware of the sensitive nature of international military contracting and the types of impropriety which have received widespread publicity concerning some such contracts. Distributor will at all times conduct the work under this Agreement so as to strictly abide by the laws of the United States and the customer's country, and will at all times avoid any situation which would cause any representative or agent of the government to appear to have a conflict of interest. Distributor will not share any commission or fee paid hereunder with any third party or parties other than Distributor's designated in-country representative(s).

          7.3 Export Regulation Requirements. Distributor understands that the United States Law requires Manufacturer to report certain information to the United States Government concerning payments made in connection with foreign sales of defense articles or services. Distributor agrees to give a written statement disclosing all political contributions, fees, or commissions in respect to such sales.

          A "political contribution" includes any loan, gift, donation, or other payment offered directly or indirectly whether in cash or in kind, value $1,000.00 or more to or for the benefit of any candidate, committee, political party, political faction or government or employee or office or official thereof to secure the conclusion of a sale. (This does not include charges required to be paid by applicable law.)

          A "fee or commission" includes any loan, gift, donation, or other payment valued at $1,000.00 or more offered directly or indirectly in cash or in kind to secure a sale.

          These requirements are explained in detail in title 22, Chapter 1, Sub-chapter in Part 130 of the U.S. Code of Federal regulations. Distributor agrees to comply and assist Manufacturer in complying with the U.S. Law. The inclusion of the provision in the Agreement should not be construed as approval of any such expenditures and they have been specifically forbidden under Article
19.  This  provision  will  survive  any  termination  of  the  Agreement.

          7.4 Notices. Any and all notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, at the time of receipt if by telegram, telex, facsimile or similar means of communication, or seven (7) days after mailing when deposited in the United States or Territory mail, first class postage prepaid, addressed to the parties at the addresses set forth immediately following the signatures of the parties hereto or to such other addresses as either of the parties hereto may from time to time in writing designate to the other party hereto.

                                      -10-

          7.5 Time. Time is of the essence of this Agreement with respect to each and every provision of this Agreement in which time is a factor.

          7.6 Force Majeure. If either Manufacturer or Distributor shall be unable, by reason of any event referred to herein as "force majeure," to carry out its obligations under this Agreement, either wholly or in part, the party so failing shall give notice and full particulars of such event or events in writing to the other party as soon as possible after the occurrence of any such event, and thereupon such obligation shall be suspended during the continuance of such cause which, however, shall be remedied or removed with all possible dispatch; and the obligations, terms and conditions of this Agreement shall be extended for such period as may be reasonably necessary for the purpose of making good any suspension so caused, provided that no claim for suspension shall be made by either party when the period of suspension so caused shall be less than ten (10) consecutive business days. The events referred to herein as "force majeure" shall include fire, casualty, unavoidable accident, failure of the usual sources of supply, strikes, labor conditions, lockouts, war, acts of God, the enactment of any federal, state or municipal law or ordinance or the issuance of any executive or judicial order, whether federal, state or municipal, or of any other legally constituted authority, accidents to machinery or any other cause not within the control of the party claiming relief from any of the requirements of this Agreement and that, by the exercise of due diligence, the party is unable to prevent or overcome. Mere inability to make any payment of money required hereunder shall not constitute an event of "force majeure."

          7.7 Waiver. No delay or failure by either party to exercise any right, power or remedy with regard to any breach or default by the other party under this Agreement shall impair any such right, power or remedy and shall not be construed to be a waiver of any breach or default of the same or any other provision of this Agreement. Any waiver, permit, consent or approval of any kind or character on the part of any party of or to any breach or default by the other party shall be effective only if in writing and shall not be construed to be a waiver, permit, consent or approval of or to any succeeding breach or default or a waiver of any provision of this Agreement.

          7.8 Assignment. This Agreement may not be assigned in whole or in part by Distributor without the prior written consent of Manufacturer. Notwithstanding the foregoing, Distributor may, upon Manufacturer's consent (not to be unreasonably withheld), delegate and/or subcontract its rights and obligations hereunder to any of its affiliates, provided (a) such delegation and/or subcontracting shall not relieve Distributor from any of its obligations hereunder, (b) each such affiliate agrees in writing to be bound by the terms of this Agreement and (c) Distributor promptly notifies Manufacturer of such delegation and/or subcontracting and provides Manufacturer with a copy of the agreement executed by such affiliate. Manufacturer may, at its sole discretion, refuse consent to any assignments to non-affiliates. For the purposes of this Section, an "affiliate" of Distributor is any entity controlling, controlled by or under common control with Distributor.

          7.9 Successors. Subject to the provisions of Section 7.8 hereof, the covenants, agreements, terms and conditions contained in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

          7.10 Applicable Law; Severability. The existence, validity, construction and operational effect of this Agreement, and the rights and obligations hereunder of each of the parties hereto, shall be determined in accordance with the laws of the State of California, provided that any provision of this Agreement which may be prohibited by or otherwise held invalid under such law shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any or all of the remaining provisions of this Agreement. Both Manufacturer and Distributor shall comply with the export control laws and regulations of the United States, and neither Manufacturer not Distributor shall export or reexport

                                      -11-
any Product in any manner contrary to the applicable export control laws or laws and regulations of the United States or any country. Both parties hereby confirm their intention to exclude application of the U.N. Convention on the International Sale of Goods if such Convention would otherwise be applicable to any transaction contemplated by this Agreement.

          7.11 Controversy. Subject to the terms of this Section 7.11, all controversies, claims and disputes arising in connection with this Agreement shall be settled by mutual consultation between the parties in good faith as promptly as possible, but failing an amicable settlement shall be settled finally by arbitration conducted in Los Angeles, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

               7.11.1 Exclusivity. The parties hereto hereby agree that, with the exception of claims arising out of a breach of Sections 5.1 through 5.3, the arbitration procedure provided for herein shall be the sole and exclusive method of resolving any and all of the aforesaid controversies, claims or disputes.

               7.11.2 Decision by Arbitrators. Manufacturer and Distributor shall each select an arbitrator to resolve any dispute hereunder, and the two arbitrators so selected shall select a third arbitrator. The three arbitrators so selected shall make a final decision and award according to the terms and provisions of this Agreement and applicable law. Said decision shall set forth findings of fact and conclusions of law upon which the award is based. The arbitrators may select counsel to provide advice in preparation of such findings and conclusions, and on any point of law arising in the course of arbitration.
The decision of any two (2) arbitrators shall constitute a final decision and award hereunder. Judgment upon the award may be entered in any court which has jurisdiction over such matter in accordance with the provisions of Section
7.11.4  hereof.

               7.11.3 Costs and Expenses. The costs and expenses of the arbitration, including without limitation attorneys' fees, shall be borne by the parties in the manner determined by the arbitrators.

               7.11.4 Judicial Action. Legal action for (i) entry of judgment upon any arbitration award or (ii) adjudication of any controversy, claim or dispute arising from a breach or alleged breach of this Section 7.11 or of Sections 5.1 through 5.3 may be heard or tried only in the courts of the State of California or in the Federal District Court for the Central District of California. Each of the parties hereby waives any defense of lack of in personam jurisdiction of said courts and agrees that service of process of such court may be made upon each of them by personal delivery or by mailing certified or registered mail, return receipt requested, to the other party at the address provided for in this Agreement. Both parties hereby submit to the jurisdiction of the court so selected, to the exclusion of any other courts which may have had jurisdiction apart from this Section 7.11, and agree that the prevailing party shall be entitled to recover from the non-prevailing party reasonable expenses, including without limitation reasonable attorneys' fees.

          7.12 Entire Agreement. This Agreement sets forth the entire agreement between the parties hereto, fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof and no change in, modification of or addition, amendment or supplement to this Agreement shall be valid unless set forth in writing and signed and dated by both of the parties hereto subsequent to the execution of this Agreement.

          7.13 Counterparts. This Agreement may be executed in several counterparts and any and all such executed counterparts shall constitute one (1) Agreement binding on both Manufacturer and Distributor notwithstanding that both are not signatories to the original or to the same counterpart.

                                      -12-

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                    "MANUFACTURER"

                    CHRISTIE  ELECTRIC  CORP.,  a  California  corporation

                    By
                    Its:     Sales  &  Marketing  Manager

                    Address:     18120  South  Broadway
                                 Gardena,  CA  90248

                                 Fax:       (310)  618-8368
                                 Phone:     (310)  715-1402


                    "DISTRIBUTOR"

                    ENERTEC

                    By
                    Its:          C.E.O.

                    Address:     20  Harav  Kook  Str.,  Kiryat
                                 Motzkin,  Israel  26104

                                      -13-

                                    EXHIBIT A

                                PRODUCTS/SERVICES
INCLUDED
--------
     RF80-K
     DataFX
     R-400

     CASP/2000
     CASP/1200

     CASP/1500
     CASP/1100

     POWER  SUPPLIES
          MAGAMPS*
          RECTODYNES  (EXC.  R-400)*

     PARTS

     REPAIRS

     RF80-H  REFURBISHMENT
     RF80-H  "CLASSIC"



EXCLUDED
--------
Christie Battery System (CBS) Software and associated PCs, Bar Code Reader/Printer Units.





* No stocking by Distributor. These units are only manufactured for a firm order.

                                    EXHIBIT B

                                    TERRITORY
                                     ENERTEC





1.     Markets:

     All






2.     Exclusive  Areas:

     Israel

                                    EXHIBIT C

                              EXCLUSIVE TERRITORIES

     Assigned  to:

Country                Company             Name           City/State       Country
----------------  -----------------  -----------------  --------------  -------------

Australia. . . .  Avtronics          Jack Cairns        Sydney          Australia
Bahrain. . . . .  Gulf Business      Hesham Al Sayed    Dubai           U.E.A.
Brazil . . . . .  Prodair            Michael Olteanu    Rio De Janeiro  Brazil
Brunei . . . . .  J. Bachmann        Jorgen Bachmann    Copenhagen      Denmark
Canada, not B.C.  Air Dynamics       Bruce Trousdale    Quebec          Canada
Canada, B.C. . .  Advanced Pwr Prd   Byron Lenhart      Oregon          U.S.A.
China. . . . . .  Golden Pacific     Wilson Chiu        California      U.S.A.
Columbia . . . .  Co Com. Curacao    Carlos Cuadros     Bogota          Colombia
Denmark. . . . .  J. Bachmann        Jorgen Bachmann    Copenhagen      Denmark
Egypt. . . . . .  Gulf Business      Hesham Al Sayed    Dubai           U.E.A.
Finland. . . . .  J. Bachmann        Jorgen Bachmann    Copenhagen      Denmark
India. . . . . .  VXL Engineering    S. K. De           Faridabad       India
Indonesia. . . .  J. Bachmann        Jorgen Bachmann    Copenhagen      Denmark
Israel . . . . .  Enertec            Harry Mund         Motzkin         Israel
Italy. . . . . .  Gelbyson           Rafaello Triboli   Roma            Italy
Japan. . . . . .  UIC Corp.          Mickey Amemiya     California      U.S.A.
Jordan . . . . .  Gulf Business      Hesham Al Sayed    Dubai           U.E.A.
Kuwait . . . . .  Gulf Business      Hesham Al Sayed    Dubai           U.E.A.
Malaysia . . . .  J. Bachmann        Jorgen Bachmann    Copenhagen      Denmark
Mexico . . . . .  Gobal Comm.        Gott Van Rathonyi  Polanco         Mexico
New Zealand. . .  MacDonald Tech.    Neil Barr          Christchurch    New Zealand
New Guinea . . .  Avtronics          Jack Cairns        Sydney          Australia
Norway . . . . .  J. Bachmann        Jorgen Bachmann    Copenhagen      Denmark
Oman . . . . . .  Gulf Business      Hesham Al Sayed    Dubai           U.E.A.
Peru . . . . . .  PCB                Pedro Colacci      Lima            Peru
Qatar. . . . . .  Gulf Business      Hesham Al Sayed    Dubai           U.E.A.
Saudi Arabia . .  Gulf Business      Hesham Al Sayed    Dubai           U.E.A.
Singapore. . . .  J. Bachmann        Jorgen Bachmann    Copenhagen      Denmark
South Korea. . .  Bo Woo             J. Y. Kim          Seoul           Korea
Sweden . . . . .  J. Bachmann        Jorgen Bachmann    Copenhagen      Denmark
Taiwan . . . . .  Truth Instruments  Rick Wu            Taiwan          Rep. of China
Thailand . . . .  J. Bachmann        Jorgen Bachmann    Copenhagen      Denmark
UAE. . . . . . .  Gulf Business      Hesham Al Sayed    Dubai           U.E.A.
United Kingdom .  Muirhead           Tony Cummings      Berkshire       England
Yemen. . . . . .  Gulf Business      Hesham Al Sayed    Dubai           U.E.A.

                                   EXHIBIT C-1

             DISTRIBUTORS/REPRESENTATIVES WITH EXCLUSIVE TERRITORIES



COMPANY/ADDRESS                      CONTACT              PHONE/FAX NUMBERS
AIR DYNAMICS. . . . . . . . . . . .  Bruce Truesdale      Phone: 514-457-4287
19420 B. Clark Graham Avenue. . . .                       Fax:   514-457-4143
Baie D'urfe
Quebec, Canada H9X 3R8

ADVANCED POWER PRODUCTS . . . . . .  Byron Lenhart        Phone: 503-646-0994
10550 S. W. Allen Blvd., Suite 118.                       Fax:   503-641-3669
Beaverton, OR 97005

AVTRONICS PTY LTD . . . . . . . . .  Jack Cairns          Phone: 61-29-807-1444
33 Higginbotham Rd. . . . . . . . .                       Fax:   61-29-809-7136
Gladesville, 2111 NSW
Sydney, Australia

BO WOO COMMERCIAL CORP. . . . . . .  J.Y. Kim             Phone: 82-2-783-9048
Rm. #1101, O-Sung Bldg., 13-5 . . .                       Fax:   82-2-785-3897
YBO Buido-Dong, Yongdbungpo-Ku
SEOUL, KOREA 150-010

COMPANY COMMERCIAL CURACAO. . . . .  Eng. Carlos Cuadros  Phone: 571-621-0751
Calle 93 NO. 20-45. . . . . . . . .                       Fax:   571-621-0752
Santafe de Bogota, D.C. COLOMBIA

ENERTEC ELECTRONICS SYSTEMS . . . .  Harry Mund           Phone: 972-48-706-698
20 Harav Kook Stre., Kiryat . . . .                       Fax:   972-48-709-260
Motzkin, Israel 26104

GELBYSON S.R.L. . . . . . . . . . .  Rafaello Tribioli    Phone: 39-6-363-04761
Via Alberico Albricci, 15 . . . . .                       Fax:   39-6-329-7337
00194 Roma, Italy

GLOBAL COMMUNICATIONS INTERNATIONAL  Gott Van Rathonyi    Phone: 525-580-0272
Sofocles 141, Polanco . . . . . . .                       Fax:   525-395-5289
Mexico, DF 11560

GOLDEN PACIFIC ELECTRONICS. . . . .  Wilson Chiu          Phone: 714-993-6970
560 Melrose st. . . . . . . . . . .                       Fax:   714-993-6023
Placentia, CA 92670

             DISTRIBUTORS/REPRESENTATIVES WITH EXCLUSIVE TERRITORIES


COMPANY/ADDRESS                             CONTACT      PHONE/FAX NUMBERS
GULF BUSINESS FOUNDATION . . . . . . .  Hesham Al Sayed  Phone:  971-431-4567
Defense Road, Al Safa. . . . . . . . .                   Fax:    971-431-0885
POB 408
Dubai, U.A.E.

J. BACHMANN APS. . . . . . . . . . . .  Jorgen Bachmann  Phone:  45-324-73332
International House. . . . . . . . . .                   Fax:    45-324-73335
Bella Center, DK2300
Copenhagen S., Denmark

MACDONALD TECHNOLOGIES . . . . . . . .  Neil Barr        Phone:  64-3-359-4413
POB 14234. . . . . . . . . . . . . . .                   Fax:    64-3-359-4948
Christchurch Airport
Christchurch 8030, New Zealand

MUIRHEAD AVIONICS & ACCESSORIES. . . .  Tony Cummins     Phone:  44-1753-221-200
Olive House, Langley Business Center .                   Fax:    44-1753-541-669
Langley, Slough, Berkshire
SL3 8DS, England

PCB REPRESENTATIVES. . . . . . . . . .  Pedro Colacci    Phone:  51-1-442-8348
POB 27A-054, San Isidro. . . . . . . .                   Fax:    51-1-440-8420
Lima 27, Peru

PRODAIR REPRESENTACOES LTDA. . . . . .  Michael Olteanu  Phone:  55-21-201-6445
Avenida Bartolomeu Mitre, 204-203. . .                   Fax:    55-21-511-1532
22431-000, Rio de Janeiro-RJ, Brazil

TRUTH INSTRUMENTS CO. LTD. . . . . . .  Rick Wu          Phone:  886-2-769-2276
6 Fl, #133, Chung-Hsiao, E. Road Sec 5                   Fax:    886-2-878-790-02
Taipei, Taiwan, ROC
UPSILON. . . . . . . . . . . . . . . .  Mickey Amemiya   Phone:  310-320-9455
383 Van Ness Avenue, Suite 1601. . . .                   Fax:    310-320-9580
Torrance, CA 90501

VXL ENGINEERING. . . . . . . . . . . .  S. K. De         Phone:  91-129-285-617
20/3 Mathwuree Rd. . . . . . . . . . .                   Fax:    91-129-281-322
Faridabad 121006, India

EXHIBIT C-2
--------------------------------------

EXCLUSIVE TERRITORIES

     Assigned  to:

Country                Company             Name           City/State       Country
----------------  -----------------  -----------------  --------------  -------------
Canada, not B.C.  Air Dynamics       Bruce Trousdale    Quebec          Canada
Canada, B.C. . .  Adv. Power Prds.   Byron Lenhart      Oregon          U.S.A.
Australia. . . .  Avtronics          Jack Cairns        Sydney          Australia
New Guinea . . .  Avtronics          Jack Cairns        Sydney          Australia
South Korea. . .  Bo Woo             J. Y. Kim          Seoul           Korea
Columbia . . . .  Co Com. Curacao    Carlos Cuadros     Bogota          Colombia
Israel . . . . .  Enertec            Harry Mund         Motzkin         Israel
Italy. . . . . .  Gelbyson           Rafaello Triboli   Roma            Italy
Mexico . . . . .  Gobal Comm.        Gott Van Rathonyi  Polanco         Mexico
China. . . . . .  Golden Pacific     Wilson Chiu        California      U.S.A.
Bahrain. . . . .  Gulf Business      Hesham Al Sayed    Dubai           U.E.A.
Egypt. . . . . .  Gulf Business      Hesham Al Sayed    Dubai           U.E.A.
Jordan . . . . .  Gulf Business      Hesham Al Sayed    Dubai           U.E.A.
Kuwait . . . . .  Gulf Business      Hesham Al Sayed    Dubai           U.E.A.
Oman . . . . . .  Gulf Business      Hesham Al Sayed    Dubai           U.E.A.
Qatar. . . . . .  Gulf Business      Hesham Al Sayed    Dubai           U.E.A.
Saudi Arabia . .  Gulf Business      Hesham Al Sayed    Dubai           U.E.A.
UAE. . . . . . .  Gulf Business      Hesham Al Sayed    Dubai           U.E.A.
Yemen. . . . . .  Gulf Business      Hesham Al Sayed    Dubai           U.E.A.
United Kingdom .  Muirhead           Tony Cummings      Berkshire       England
Brunei . . . . .  J. Bachmann        Jorgen Bachmann    Copenhagen      Denmark
Denmark. . . . .  J. Bachmann        Jorgen Bachmann    Copenhagen      Denmark
Finland. . . . .  J. Bachmann        Jorgen Bachmann    Copenhagen      Denmark
Indonesia. . . .  J. Bachmann        Jorgen Bachmann    Copenhagen      Denmark
Malaysia . . . .  J. Bachmann        Jorgen Bachmann    Copenhagen      Denmark
Norway . . . . .  J. Bachmann        Jorgen Bachmann    Copenhagen      Denmark
Singapore. . . .  J. Bachmann        Jorgen Bachmann    Copenhagen      Denmark
Sweden . . . . .  J. Bachmann        Jorgen Bachmann    Copenhagen      Denmark
Thailand . . . .  J. Bachmann        Jorgen Bachmann    Copenhagen      Denmark
New Zealand. . .  MacDonald Tech.    Neil Barr          Christchurch    New Zealand
Peru . . . . . .  PCB                Pedro Colacci      Lima            Peru
Brazil . . . . .  Prodair            Michael Olteanu    Rio De Janeiro  Brazil
Taiwan . . . . .  Truth Instruments  Rick Wu            Taiwan          Rep. of China
Japan. . . . . .  Upsilon Corp.      Mickey Amemiya     California      U.S.A.
India. . . . . .  VXL Engineering    S. K. De           Faridabad       India

                                    EXHIBIT D

                   MINIMUM PURCHASE AND STOCKING REQUIREMENTS

1.     Purchases  from  Christie  net of discounts = $100,000 per calendar year.


2.     Minimum  Inventory  net  of  discounts  =  $10,000  throughout  year.

                                    EXHIBIT E

                                 PRODUCT PRICES

     Product/Service                    List Price
     ---------------                    ----------
     RF80-K                             $  7,224
     DataFX                             $  1,485
     R-400                              $  6,500

     CASP/2000                          $  4,495
     CASP/1500                          $  3,495

     CASP/1200                          $  2,495
     CASP/1100                          $  1,995

     POWER  SUPPLIES
          MAGAMPS*                      Quote Only
          RECTODYNES  (EXC.  R-400)*    Quote Only

     PARTS                              Quote Only

     REPAIRS                            Quote after inspection

     RF80-H  REFURBISHMENT              $  3,000 with "Core" trade-in
     RF80-H  "CLASSIC"*                 $  4,200

     *  When  available

                                    EXHIBIT F

                                    DISCOUNTS


     Product/Service                    Discount
     ---------------                    --------
     RF80-K                             25%
     DataFX                             25%
     R-400                              10%

     CASP/2000                          25%
     CASP/1500                          25%

     CASP/1200                          25%
     CASP/1100                          10%

     POWER  SUPPLIES
          MAGAMPS                       25%
          RECTODYNES  (EXC.  R-400)     25%

     PARTS                              25%

     REPAIRS                            25%

     RF80-H  REFURBISHMENT              25%
     RF80-H  "CLASSIC"*                 25%

                                    EXHIBIT G

                           REBATE TERMS AND CONDITIONS

Annual  rebate  paid  for  growth  in purchases (net of discounts) from Christie



Base:  Average  of  prior  two  years  of  net  purchases (must exceed $100,000)
----

Growth  Volume:     Current  year  less  base
--------------

Rebate:     5%  of  growth  volume
------

Terms:     Paid  by  March  1  for  prior  calendar  year
-----

Distributor's  account  with  Christie  must be "current" for rebate to be paid.